UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 26, 2009

COACHMEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

INDIANA	1-7160	35-1101097
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

2831 Dexter Drive, Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

(574) 266-2500
(Registrant’s telephone number,
including area code)

N / A
(Former Name or Former Address,
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 26, 2009, Coachmen Industries, Inc. (the “Company”) entered into an agreement with Forest River, Inc. (“Forest River”) with respect to certain financial obligations under the Asset Purchase Agreement of November 20, 2008 between the Company and Forest River (the “Agreement”).

To reduce the Company's immediate payment obligations to Forest River under the Agreement and to minimize the effect on the Company's liquidity, Forest River has agreed to accept a fully collateralized short term note from the Company (the “Note”) that will allow the Company to pay these obligations over time.  The Note will be paid from on-going operations and the continuing collection of receivables, as well as through other available funding sources, and will be paid in full by the Company on or before March 27, 2009.  As of March 2, 2009, the outstanding balance on the Note is $2,318,127.37.

Notwithstanding the execution of the Note and the resulting favorable impact on the Company's liquidity, the Company continues to pursue a long-term relationship with a financial institution.

Item 9.01 FINANCIAL STAEMENTS AND EXHIBITS

(d)                 The following exhibit is furnished as a part of this Report:

10.1
Promissory Note dated February 26, 2009 in the original principal amount of $2,719,454.29, by Coachmen Industries, Inc. and its subsidiaries as makers and endorsers, payable to Forest River, Inc., on or before March 27, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACHMEN INDUSTRIES, INC.

Date:	March 3, 2009	By:	/s/ James T. Holden

James T. Holden, Secretary
Printed Name and Title